Exhibit 99.1

Rithm Capital Completes Acquisition of Paramount Group, Inc.

NEW YORK – [DECEMBER 19] – Rithm Capital Corp. (“Rithm” or “Rithm Capital”), a global alternative asset manager, today announced the successful completion of its previously announced acquisition of Paramount Group, Inc. (NYSE: PGRE) (“Paramount”), a vertically-integrated real estate investment trust that owns, operates, and manages Class A office properties in New York City and San Francisco. The Paramount portfolio includes 13 owned and 4 managed high-quality office assets, totaling more than 13.1 million square feet.

The completed acquisition meaningfully enhances Rithm’s diversified, fully integrated asset management platform and extends its commercial real estate footprint. With this expanded presence, Rithm will seek to further develop and amenitize the portfolio and improve the overall tenant experience, leveraging its established owner-operator model to support the next era of growth for the acquired assets.

Paramount will be rebranded as it integrates into the Rithm platform and positions for new opportunities across the portfolio. In conjunction with the closing of the transaction, Albert Behler, Chairman, Chief Executive Officer and President of Paramount, is departing the company.

“Acquiring this world class office portfolio is a significant step forward in the development of our commercial real estate and asset management strategy,” said Michael Nierenberg, Chief Executive Officer of Rithm. “As we continue to build the collective strength of our integrated and diversified platform, we are looking forward to executing our high-impact capital plan. We maintain strong conviction in the market tailwinds, the recovery of New York City and San Francisco office market fundamentals, and the ability of our asset management business to generate value. By leveraging our ecosystem and the office management expertise of our commercial real estate team, we expect this portfolio to feature some of the most attractive assets within New York City and San Francisco.”

About Rithm Capital
Rithm Capital Corp. is a global alternative asset manager with significant experience managing credit and real estate assets. The firm combines deep institutional expertise with an entrepreneurial culture that drives innovation and disciplined growth across multiple market segments. Rithm’s integrated investment platform spans across asset-based finance, lending across residential and commercial real estate, mortgage servicing rights (MSRs) and structured credit. Through subsidiaries such as Newrez, Genesis Capital, Sculptor Capital Management and Crestline Investors. Rithm has established a unique owner-operator model, capable of sourcing, financing, and actively managing debt and equity investments, to drive value for shareholders and investors.

Contacts
Media:
Jonathan Gasthalter/Sam Cohen
Gasthalter & Co.
212-257-4170
rithm@gasthalter.com

Investors:
Investor Relations
(212) 850-7770
ir@rithmcap.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this release regarding the transaction, including any statements regarding the benefits of the transaction, future opportunities Rithm, and any other statements regarding Rithm’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of, and subject to the safe harbor created by, the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of current or historical fact, contained in this press release may be forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “would,” “could”, “potential,” “continue,” “ongoing,” “upside,” and “increases,” and similar expressions.

All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Although Rithm believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, Rithm cannot give any assurance that its expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement, (ii) unanticipated difficulties or expenditures relating to the transaction, including the impact of the transaction on each of Rithm’s and Paramount’s respective businesses, the response of business partners and competitors to the announcement of the transaction, potential difficulties with Paramount’s ability to retain and hire key personnel and maintain relationships with tenants and other third parties as a result of the transaction, and/or potential difficulties in employee retention as a result of the consummation of the transaction, (iii) changes affecting the real estate industry and changes in market and economic conditions, including tariffs, geopolitical tensions and elevated inflation and interest rates that may adversely impact Paramount or its tenants, (iv) trends in the office real estate industry including telecommuting, flexible work schedules, open workplaces and teleconferencing (v) increased or unanticipated competition in the real estate market, (vi) the uncertainties of real estate development, acquisition and disposition activity, (vii) maintenance of real estate investment trust (“REIT”) status, (viii) fluctuations in interest rates and the costs and availability of financing, (ix) the ability to enter into new leases or renew leases on favorable terms, (x) dependence on tenants’ financial condition, (xi) the inability to obtain, or delays in obtaining, cost savings and synergies from the transaction, (xii) incurrence of unexpected costs and expenses in connection with the transaction, (xiii) risks related to changes in the financial, equity and debt markets,  and (xiv) those additional risks and factors discussed in reports filed with the SEC by Rithm from time to time, including those discussed under the heading “Risk Factors” in each of their most recent annual and quarterly reports and other filings filed with the U.S Securities and Exchange Commission (the “SEC”), which are available on both companies’ websites (www.rithmcap.com and www.pgre.com). New risks and uncertainties emerge from time to time, and it is not possible for Rithm to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements speak only as of the date they are made, and Rithm does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Investors should not place undue reliance upon forward-looking statements.